EXHIBIT 10.4
Supplement and Amendment to
Amended and Restated Guarantee and Collateral Agreement
(Term Loan)
     This SUPPLEMENT AGREEMENT AND AMENDMENT, dated as of January 27, 2006 (this “Supplement and Amendment”), is made by Petrohawk Energy Corporation, a corporation duly formed and existing under the laws of the state of Delaware (the “Borrower”), in favor of BNP Paribas, as administrative agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions (the “Lenders”) parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.
W I T N E S S E T H:
     WHEREAS, the Borrower, each of the Guarantors signatory thereto (the “Guarantors”); each of the Lenders from time to time party thereto; and the Administrative Agent; have entered into that certain Amended and Restated Second Lien Term Loan Agreement, as amended and restated as of July 28, 2005 and subsequently amended by that certain First Amendment to Amended and Restated Second Lien Term Loan Agreement and that certain Second Amendment to Amended and Restated Second Lien Term Loan Agreement (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);
     WHEREAS, in connection with the Credit Agreement, the Borrower, Petrohawk Operating Company, P-H Energy, LLC, Petrohawk Properties, LP, Petrohawk Holdings, LLC, Red River Field Services, L.L.C., Black Hawk Oil Company, Prohawk Oil & Gas Corporation, TCM, L.L.C., Beta Operating Company, L.L.C., Prohawk Operating, LLC, Mission Holdings, LLC, and Mission E&P Limited Partnership, entered into the Amended and Restated Guarantee and Collateral Agreement, as amended and restated as of July 28, 2005 (as amended, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”) in favor of the Administrative Agent for the benefit of the Guaranteed Creditors;
     WHEREAS, Black Hawk Oil Company and Prohawk Oil & Gas Corporation merged into Borrower and TCM, L.L.C. merged into Beta Operating Company, L.L.C.;
     WHEREAS, Beta Operating Company, L.L.C., Mission Holdings LLC, Mission E&P Limited Partnership and Prohawk Operating, LLC dissolved and assigned all their interests to Borrower;
     WHEREAS, the Borrower acquired and now owns all the stock in Winwell Resources, Inc.;
     WHEREAS, Winwell Resources, Inc. owns all the stock in WSF, Inc.
     WHEREAS, the Credit Agreement requires the Borrower to pledge the Equity Interests described hereto on Schedule 1;

     WHEREAS, because of the mergers and dissolutions described in the recitals above, Schedule 1, Schedule 2, Schedule 3, Schedule 4 and Schedule 5 to the Guarantee and Collateral Agreement must be amended; and
     WHEREAS, the Borrower has agreed to amend, execute and deliver this Supplement and Amendment in order to pledge such Equity Interests;
     NOW, THEREFORE, IT IS AGREED:
1. Guarantee and Collateral Agreement. By executing and delivering this Supplement and Amendment, the Borrower hereby pledges, assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the benefit of the Guaranteed Creditors, to secure all of its Obligations (as provided in Section 3.01 of the Guarantee and Collateral Agreement), a security interest in (whether now owned or at any time hereafter acquired or in which the Borrower now has or at any time in the future may acquire any right, title or interest): 1.1 the Equity Interests described or referred to in Schedule 2 hereto, as amended and 1.2 (i) the certificates or instruments, if any, representing such Equity Interests, (ii) all dividends (cash, Equity Interests or otherwise), cash, instruments, rights to subscribe, purchase or sell and all other rights and Property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such securities, (iii) all replacements, additions to and substitutions for any of the Property referred to in this definition, including, without limitation, claims against third parties, (iv) the proceeds, interest, profits and other income of or on any of the Property referred to in clauses (a) and (b) hereof, (v) all security entitlements in respect of any of the foregoing, if any, (vi) all books and records relating to any of the Property referred to in clauses (a) and (b) hereof, (vii) all proceeds of any of the foregoing and (viii) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing. Upon execution of this Supplement and Amendment, such securities will constitute “Pledged Securities” for purposes of the Guarantee and Collateral Agreement with the same force and effect as if originally listed on Schedule 2 thereto, as amended. The Borrower hereby represents and warrants that each of the representations and warranties contained in Article V of the Guarantee and Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Supplement and Amendment) as if made on and as of such date.
2. Amendments. Schedule 1, Schedule 2, Schedule 3, Schedule 4 and Schedule 5 of the Guarantee and Collateral Agreement are hereby amended and restated in their entirety, as attached hereto and each of the Guarantors signatory hereto will replace the previous Guarantors under the Guarantee and Collateral Agreement.
3. Governing Law. THIS SUPPLEMENT AND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF TEXAS.
4. Miscellaneous. This Supplement and Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Any provision of this Supplement and Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

     IN WITNESS WHEREOF, the undersigned has caused this Supplement and Amendment to be duly executed and delivered as of the date first above written.

PETROHAWK ENERGY CORPORATION

		By:	/s/ Floyd C. Wilson

Floyd C. Wilson President and Chief Executive Officer

GUARANTORS:	PETROHAWK OPERATING COMPANY

P-H ENERGY, LLC
By: PETROHAWK ENERGY CORPORATION Its Sole Member

RED RIVER FIELD SERVICES, L.L.C.
By: PETROHAWK ENERGY CORPORATION Its Sole Member

PETROHAWK PROPERTIES, LP
By: P-H ENERGY, LLC Its General Partner

WINWELL RESOURCES, INC.

WSF, INC.

	By:	/s/ Floyd C. Wilson

Floyd C. Wilson
President and Chief Executive Officer

[Signature Page to Supplement and Amendment (Term Loan)]
S-1

PETROHAWK HOLDINGS, LLC

By:	/s/ Connie D. Tatum

Connie D. Tatum
President

[Signature Page to Supplement and Amendment (Term Loan)]
S-1

ADMINISTRATIVE AGENT:	BNP PARIBAS,
as Administrative Agent

	By:	/s/ Greg Smothers

Name: Greg Smothers
Title: Vice President

	By:	/s/ Polly Schott

Name: Polly Schott Title: Vice President